UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

September 11, 2012

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 11, 2012, Extreme Networks, Inc. (the “Company”) completed escrow on the sale of its campus and accompanying approximately 16 acres of land in Santa Clara, California. At the closing, the Company received approximately $41.5 million of cash, which when combined with the $3.0 million previously received and closing costs, resulted in aggregate cash proceeds from the sale of $46.0 million. The Company expects to record a one-time net gain of $11.7 million, or $0.12 per diluted share, in its first fiscal quarter which ends September 30, 2012. The Company will lease back the current facilities as it evaluates alternate locations under a lease agreement that expires on August 31, 2014, but is terminable before then by the Company upon 30 days notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2012

EXTREME NETWORKS, INC.

By:	/s/ Diane Honda
Diane Honda
Vice President, General Counsel & Secretary

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